UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2005

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2005, The Williams Companies, Inc. ("Williams") entered into a Severance, Release and Restrictive Covenants Agreement (the "Severance Agreement") with John Douglas Whisenant, the former Senior Vice President of Williams' Gas Pipeline segment.

Pursuant to the terms of the Severance Agreement, Mr. Whisenant will receive $850,000.00 less deductions required by law.

In exchange for the severance payment Mr. Whisenant agreed to release Williams from any and all claims arising from his employment with or termination from Williams.

Mr. Whisenant also agreed to maintain the confidentiality of Williams' confidential and proprietary information and for a two year period to not engage in the same activities he performed for the Company for any business which is in competition with Williams.

Finally, Mr. Whisenant agreed to consult with Williams in the orderly transition of business matters and/or with respect to any litigation, legal proceedings or other disputes arising in connection with business matters.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Exhibits.

10.1 Severance, Release and Restrictive Covenants Agreement between Williams and John Douglas Whisenant dated February 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

February 11, 2005	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Severance, Release and Restrictive Covenants Agreement between Williams and John Douglas Whisenant dated February 7, 2005.